UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 20, 2013

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(All Dollar Amounts Are In Canadian Dollars)

On March 28, 2013, Vista Gold Corp. (the “Registrant”) entered into a credit agreement (the  “Credit Agreement”) with Sprott Resource Lending Partnership (“SRLP”) for the purpose of establishing a credit facility (the “Credit Facility”).  Pursuant to the terms of the Credit Facility, SRLP agreed to lend to the Registrant an aggregate amount of $10,000,000 at an interest rate of 8 percent annum, compounded monthly and payable monthly.  The Credit Facility has a maturity date of March 28, 2014 (the “Maturity Date”) which may be extended for one year by the mutual agreement of the Registrant and SRLP (an “Extension”), provided that SRLP is satisfied in the Registrant’s capacity to repay the loan and that the Registrant’s assets are not, or are not about to become, impaired.  In exchange for an Extension, the Registrant agreed to pay SRLP an extension fee, payable in common shares of the Registrant, equal to 3.5% of the outstanding balance of the Credit Facility as at the date of such notice of the Registrant to SRLP of its desire for an Extension.

On September 20, 2013, pursuant to the terms of the Credit Agreement, the Registrant and SRLP entered into a Credit Modification Agreement (the “Credit Modification Agreement”) to extend the Maturity Date to March 27, 2015.  In exchange for the Extension, the Registrant agreed to issue to SRLP 486,382 shares of the Registrant’s common stock (“Extension Shares”) with such issuance of Extension Shares expected to take place on October 4, 2013.  In addition to extending the Maturity Date, the Credit Modification Agreement also amended the Credit Agreement to:  (1) grant a first priority interest over all of the issued and outstanding shares in the capital of Midas Gold Corp. held by the Registrant pursuant to a share and pledge agreement to be entered into prior to closing; (2) issue a guarantee of Vista Gold US Inc. (“Vista US”) to SRLP pursuant to which Vista US will guarantee the payment and performance of the Registrant’s obligations to SRLP pursuant to the Credit Agreement and the security agreements entered into in connection with the Credit Facility; and (3) grant a first priority interest over all of the issued and outstanding shares in the capital of Midas Gold Corp. held by Vista US pursuant to a share and pledge agreement of Vista US to be entered into prior to closing.  In addition, as part of the Credit Modification Agreement Vista US, SRLP and Sprott Global Investments Inc., will enter into a control agreement prior to closing regarding the control of the pledged shares of Midas Gold Corp.

The closing of the transactions contemplated by the Credit Modification Agreement is expected to occur on October 4, 2013.

The above is a summary of the material terms of the Credit Modification Agreement and is qualified in its entirety by the Credit Modification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As set forth in Item 1.01 above, the Registrant entered into a Credit Modification Agreement on September 20, 2013 related to its Credit Facility on March 28, 2013.  The material terms and conditions of the Credit Modification Agreement are set forth in Item 1.01 and are hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

As set forth in 1.01 above, pursuant to the terms and conditions of the Credit Modification Agreement, the Registrant issued an aggregate of 486,382 common shares as part of the consideration paid to SRLP for entering into the Credit Modification Agreement.  The Registrant offered and sold the common shares in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder on the basis of representations of eligibility and suitability made to the Registrant by SRLP and the beneficial purchasers of the notes, as set forth in the Credit Agreement.

Item 7.01 Regulation FD

On September 23, 2013, the Registrant issued a press release to provide an update on its strategic review and announced that it reached a binding agreement with its lender Sprott Resource Lending Partnership to extend the maturity date of its $10 million loan to March 2015. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits

10.1Credit Agreement Modification Agreement

99.1Press Release dated September 23, 2013*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the United States Securities and Exchange Commission pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)

Dated: September 26, 2013	By: /s/John F. Engele John F. Engele Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Credit Modification Agreement
99.1	Press Release dated September 23, 2013*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the United States Securities and Exchange Commission pursuant to Regulation FD.